SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                       ,
                                    FORM 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                           the Securities Exchange Act
                                     of 1934



Date of Report (Date of earliest event reported): March 19, 1999 (March 4, 1999)


                            FIRST BANKS AMERICA, INC.
                            -------------------------
             (Exact name of registrant as specified in its charter)



                                    Delaware
                                    --------
                 (State or other jurisdiction of incorporation)



                 0-8937                                75-1604965
                 ------                                ----------
       (Commissioner File Number)           (IRS Employer Identification No.)



                     135 N. Meramec, Clayton, Missouri 63105
                     ---------------------------------------
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (314) 854-4600



                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)

Item 2. Acquisition or Disposition of Assets

         On March 4, 1999, First Banks America, Inc. (FBA) completed its acquisition of Redwood Bancorp (Redwood) and its wholly owned subsidiary, Redwood Bank, effective March 3, 1999. Pursuant to the Agreement and Plan of Reorganization, the shareholder of Redwood received $26.0 million in cash. Redwood currently operates as a wholly owned subsidiary of FBA. The transaction was accounted for using the purchase method of accounting.

         FBA funded the acquisition from the proceeds from the sale of investment securities available for sale. These securities were purchased from the remaining proceeds from First America Capital Trust's, a wholly trust subsidiary of FBA, issuance of cumulative trust preferred securities in July 1998.

         There were no material relationships between Redwood, or any of its affiliates, directors or officers, or any associates of any such directors or officers, and the Registrant, or any of its affiliates, directors or officers, or any associates of any such directors or officers.

Item 7. Financial Statements and Exhibits

a)     Financial Statements of Business Acquired

         Pursuant to the requirements of Article 3 of Regulation S-X, the following consolidated financial statements for Redwood have been included in this filing or incorporated herein by reference as noted:

      1. Consolidated Statements of Condition as of December 31, 1998 (unaudited) and December 31, 1997 - filed herewith.
      2. Consolidated Statements of Operations for years ended December 31, 1998 (unaudited) and December 31, 1997 - filed herewith.
      3. Consolidated Statements of Stockholders' Equity and Comprehensive Income for the years ended December 31, 1998 (unaudited) and 1997 - filed herewith.
      4.       Consolidated  Statements  of  Cash  Flows  for  the  years  ended
               December 31, 1998 (unaudited) and December 31, 1997 - filed herewith.
      5. Audited Consolidated Financial Statements as of and for the years ended December 31, 1997 and 1996 and related report of Independent Auditors.

(b)    Pro Forma Financial Information

      1. Pro Forma Combined Condensed Balance Sheet as of December 31,1998 (unaudited) - filed herewith.
      2. Pro Forma Consolidated Condensed Statement of Income for the year ended December 31, 1998 and 1997 (unaudited) - filed herewith.
      3. Notes to Pro Forma Combined Condensed Financial Statements - filed herewith.

(c)    Exhibits

The following exhibit are incorporated herein by reference:

Exhibit No.       Exhibit

      2 Agreement and Plan of Reorganization, dated September 3, 1998, by and among FBA, Empire Holdings, Inc. and Redwood Bancorp, dated September 3, 1998 (filed as Exhibit 2 to the Report on Form 8-K, dated September 21, 1998 and incorporated herein by reference).

                                    Item 7(a)
                    Financial Statements of Business Acquired

                        REDWOOD BANCORP AND SUBSIDIARIES

                 Consolidated Statements of Financial Condition

                                                                                               December 31,
                                                                                      ---------------------------
                                                                                        1998                 1997
                                                                                        ----                 ----
                                                                                     (unaudited)
                                     ASSETS
                                     ------

Cash and due from banks......................................................    $    6,014,396             8,672,217
Federal funds sold...........................................................                --             1,200,000
Investment securities:
   Held-to-maturity..........................................................        10,908,100             4,228,570
   Available-for-sale........................................................        21,343,582            14,489,971
Loans, net...................................................................       132,092,293           109,483,706
Bank premises and equipment, net.............................................         1,127,229               796,241
Interest receivable..........................................................         1,191,320               921,150
Goodwill.....................................................................         3,784,695             3,964,918
Other assets.................................................................         2,235,151             1,715,421
                                                                                 --------------         -------------
         Total assets........................................................    $  178,696,766           145,472,194
                                                                                 ==============         =============

                  LIABILITIES AND SHAREHOLDER'S EQUITY
                  ------------------------------------
Liabilities:
   Deposits..................................................................    $  157,960,012           126,772,656
   Interest payable and other liabilities....................................         1,353,477             1,227,427
                                                                                 --------------         -------------
         Total liabilities...................................................       159,313,489           128,000,083
                                                                                 --------------         -------------
Shareholder's equity:
   Common stock, $3.33 par value; authorized 1,000,000
      shares; issued and outstanding 250,000 shares in
      1998 and 1997..........................................................           832,500               832,500
   Surplus...................................................................        10,642,469            10,639,969
   Retained earnings.........................................................         7,908,808             5,988,022
   Accumulated other comprehensive income (loss).............................              (500)               11,620
                                                                                 --------------         -------------
         Total shareholder's equity..........................................        19,383,277            17,472,111
                                                                                 --------------         -------------
         Total liabilities and shareholder's equity..........................    $  178,696,766           145,472,194
                                                                                 ==============         =============


                                          REDWOOD BANCORP AND SUBSIDIARIES

                                        CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                        Years ended December 31,
                                                                                        ------------------------
                                                                                        1998                 1997
                                                                                        ----                 ----
                                                                                     (unaudited)
Interest income:
   Interest and fees on loans................................................    $   11,507,954            10,417,676
   Interest on federal funds sold............................................           195,438               243,921
   Interest on investment securities.........................................         1,428,914             1,018,486
                                                                                 --------------        --------------
         Total interest income...............................................        13,132,306            11,680,083
Interest expense.............................................................         4,884,560             3,863,742
                                                                                 --------------        --------------
         Net interest income before provision for loan losses................         8,247,746             7,816,341
Provision for loan losses....................................................                --                    --
                                                                                 --------------        --------------
         Net interest income after provision for loan losses.................         8,247,746             7,816,341
                                                                                 --------------        --------------
Noninterest income:
   Customer service fees.....................................................           248,624               372,429
   Other.... ..................................................................         801,530                28,317
                                                                                 --------------        --------------
         Total noninterest income............................................         1,050,154               400,746
                                                                                 --------------        --------------
Noninterest expense:
   Salaries and employee benefits............................................         3,266,189             3,362,288
   Occupancy and equipment...................................................         1,065,196               933,728
   Deposit insurance and regulatory assessments..............................            35,962                35,220
   Professional services.....................................................           241,736                82,729
   Insurance.................................................................           128,139               143,729
   Data processing...........................................................           222,882               216,326
   Forms and supplies........................................................           122,090               105,065
   Telecommunication and postage.............................................           170,890               147,366
   Corporate expenses........................................................            84,000                56,000
   Goodwill amortization.....................................................           180,224               180,224
   Other.... ..................................................................         467,111               378,166
                                                                                 --------------        --------------
         Total noninterest expense...........................................         5,984,419             5,640,841
                                                                                 --------------        --------------
         Income before income tax expense....................................         3,313,481             2,576,246
Income tax expense...........................................................         1,392,695             1,155,851
                                                                                 --------------        --------------
         Net income..........................................................    $    1,920,786             1,420,395
                                                                                 ==============        ==============

Net income per share--basic...................................................   $         7.68                  5.68
                                                                                 ==============        ==============

Net income per share--diluted.................................................   $         7.68                  5.68
                                                                                 ==============        ==============

Weighted average common stock outstanding....................................           250,000               250,000
                                                                                 ==============        ==============




                        REDWOOD BANCORP AND SUBSIDIARIES

    CONSOLIDATED STATEMENTS OF SHAREHOLDER'S EQUITY AND COMPREHENSIVE INCOME

           For the years ended December 31, 1998 (unaudited) and 1997

                                                                                                Accumu-
                                                                                              lated other
                                                                     Compre-                    compre-
                                    Common stock                     hensive     Retained       hensive
                                 Shares     Amount      Surplus      Income      Earnings       Income       Total
                                 ------     ------      -------      ------      --------       ------       -----


Balance, December 31, 1996.....  250,000  $ 832,500   10,639,969                 4,567,627      (96,917)   15,943,179

Year ended December 31, 1997:
Comprehensive income:
   Net income..................       --         --           --    1,420,395    1,420,395           --     1,420,395
   Other comprehensive
     income -- unrealized
     losses on securities......       --         --           --      108,537           --      108,537       108,537
                                                                   ----------
     Comprehensive income......       --         --           --    1,528,932           --           --            --
                               ---------  ---------  -----------    =========   ----------    ---------   -----------

Balance, December 31, 1997.....  250,000    832,500   10,639,969                 5,988,022       11,620    17,472,111

Year ended December 31, 1998
 (unaudited):
Comprehensive income:
   Net income..................       --         --           --    1,920,786    1,920,786           --     1,920,786
   Other comprehensive
     Income -- unrealized
     losses on securities......       --         --           --      (12,120)          --      (12,120)      (12,120)
                                                                   ----------
     Comprehensive income......       --         --           --    1,908,666           --           --            --
                                                                   ==========
Contribution of capital........       --         --        2,500                        --           --         2,500
                               ---------  ---------  -----------                ----------    ---------   -----------

Balance, December 31, 1998....   250,000  $ 832,500   10,642,469                 7,908,808         (500)   19,383,277
                               =========  =========  ===========                ==========    =========   ===========


                                         REDWOOD BANCORP AND SUBSIDIARIES

                                       CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                           Years ended December 31,
                                                                                           ------------------------
                                                                                            1998              1997
                                                                                            ----              ----
                                                                                         (unaudited)
Cash flows from operating activities:
   Net income.....................................................................     $  1,920,786         1,420,395
     Reconciliation to net cash provided
     by operating activities:
       Deferred income tax........................................................         (536,220)          826,000
       Depreciation and leasehold
         amortization.............................................................          269,521           212,703
       Amortization and accretion of
         premiums and discounts...................................................         (293,185)         (219,090)
       Goodwill amortization......................................................          180,224           180,224
       Net increase (decrease) in
         deferred loan fees.......................................................          (21,371)           (6,734)
       Increase (decrease) in interest receivable
         and other assets.........................................................          216,963           (63,513)
       Increase (decrease) in interest
         payable and other liabilities............................................          126,136           489,710
       Gain on sale of other real estate owned....................................               --           (12,084)
                                                                                       ------------      ------------
         Net cash provided by operating activities................................        1,862,854         2,827,611
                                                                                       ------------      ------------
Cash flows from investing activities:
   Purchase of:
     Held-to-maturity securities..................................................      (12,694,302)       (5,000,000)
     Available-for-sale securities................................................      (56,075,062)       (9,970,184)
   Proceeds from:
     Maturities of held-to-maturity securities....................................        6,033,163         3,041,583
     Maturities of available-for-sale securities..................................       49,484,631         5,134,262
   Loan originations and purchases, net of
     repayments and participations................................................      (23,938,874)       (8,608,504)
   Purchase of bank premises and equipment........................................         (756,026)         (223,820)
   Proceeds from sale of other real estate owned..................................               --           138,262
                                                                                       ------------      ------------
         Net cash used in investing activities....................................      (37,946,470)      (15,488,401)
                                                                                       ------------       -----------
Cash flows from financing activities:
   Net change in deposits.........................................................       31,189,515         9,392,901
   Net change in other borrowings.................................................        1,036,280                --
                                                                                       ------------      ------------
         Net cash provided by financing activities................................       32,225,795         9,392,901
                                                                                       ------------      ------------
         Net decrease in cash and cash equivalents................................       (3,857,821)       (3,267,889)
Cash and cash equivalents at beginning of year....................................        9,872,217        13,140,106
                                                                                       ------------      ------------
Cash and cash equivalents at end of year..........................................     $  6,014,396         9,872,217
                                                                                       ============      ============

Other cash flow information:
   Interest paid..................................................................     $  4,647,111         3,824,888
   Income taxes paid..............................................................        1,435,872           260,000
                                                                                       ============      ============

                        Redwood Bancorp and Subsidiaries

                            San Francisco, California

                        Consolidated Financial Statements

                           December 31, 1997 and 1996

                   (With Independent Auditors' Report Thereon)

                  CONSENT OF INDEPENDENT ACCOUNTANTS

March 19, 1999

We consent to the use in this current report on Form 8-K under the Securities Exchange Act of 1934 of First Banks America, Inc. of our report dated June 19, 1998 on our audit of the consolidated financial statements of Redwood Bancorp as of and for years ended December 31, 1997 and 1996.




/s/Pricewaterhousecoopers LLP
----------------------------
   Pricewaterhousecoopers LLP

                        REDWOOD BANCORP AND SUBSIDIARIES

                        Report of Independent Accountants


Shareholder and Board of Directors of
Redwood Bancorp and Subsidiaries:


         We have audited the consolidated statements of financial condition of Redwood Bancorp and its subsidiaries (the Company) as of December 31, 1997 and 1996, and the related consolidated statements of operations, shareholder's equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Redwood Bancorp and its subsidiaries at December 31, 1997 and 1996, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.




                                                /s/ Coopers & Lybrand L.L.P.
                                                ----------------------------


San Francisco, California
June 19, 1998

                        REDWOOD BANCORP AND SUBSIDIARIES

                 Consolidated Statements of Financial Condition

                                                                                            December 31,
                                                                                        -------------------
                                                                                        1997           1996
                                                                                        ----           ----

                                     ASSETS
                                     ------

Cash and due from banks.........................................................  $   8,672,217      8,140,106
Federal funds sold..............................................................      1,200,000      5,000,000
Investment securities:
   Held-to-maturity.............................................................      4,228,570      2,249,207
   Available-for-sale...........................................................     14,489,971      9,347,368
Loans, net......................................................................    109,483,706    100,994,646
Bank premises and equipment, net................................................        796,241        785,118
Interest receivable.............................................................        921,150        804,215
Goodwill........................................................................      3,964,918      4,145,142
Other assets....................................................................      1,715,421      2,594,849
                                                                                  -------------   ------------
         Total assets...........................................................  $ 145,472,194    134,060,651
                                                                                  =============    ===========

                       LIABILITIES AND SHAREHOLDER'S EQUITY
                       ------------------------------------
Liabilities:
   Deposits.....................................................................  $ 126,772,656    117,379,755
   Interest payable and other liabilities.......................................      1,227,427        737,717
   Other borrowings.............................................................             --             --
                                                                                  -------------   ------------
         Total liabilities......................................................    128,000,083    118,117,472
                                                                                  -------------   ------------
Shareholder's equity:
   Common stock, $3.33 par value; authorized 1,000,000
      shares; issued and outstanding 250,000 shares in
      1997 and 1996.............................................................        832,500        832,500
   Surplus......................................................................     10,639,969     10,639,969
   Retained earnings............................................................      5,988,022      4,567,627
   Unrealized gain/loss on investment securities available-for-sale.............         11,620        (96,917)
                                                                                  -------------   ------------
         Total shareholder's equity.............................................     17,472,111     15,943,179
                                                                                  -------------   ------------
         Total liabilities and shareholder's equity.............................  $ 145,472,194    134,060,651
                                                                                  =============   ============



The accompanying notes are an integral part of these consolidated financial statements.

                        REDWOOD BANCORP AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                                 Years ended
                                                                                                 December 31,
                                                                                                 ------------
                                                                                             1997           1996
                                                                                             ----           ----

Interest income:
   Interest and fees on loans.......................................................  $  10,417,676       8,791,684
   Interest on federal funds sold...................................................        243,921         232,516
   Interest on investment securities................................................      1,018,486         967,244
   Interest on deposits in other financial institutions.............................             --          13,572
                                                                                      -------------    ------------
         Total interest income......................................................     11,680,083       10,005,01
Interest expense....................................................................      3,863,742       3,442,833
                                                                                      -------------    ------------
         Net interest income before provision for loan losses.......................      7,816,341       6,562,183
Provision for loan losses...........................................................             --              --
         Net interest income after provision for loan losses........................      7,816,341       6,562,183
                                                                                       ------------    ------------
Noninterest income:
   Customer service fees............................................................        372,429         363,706
   Other.... .......................................................................         28,317          30,247
                                                                                      -------------    ------------
         Total noninterest income...................................................        400,746         393,953
                                                                                      -------------    ------------
Noninterest expense:
   Salaries and employee benefits...................................................      3,362,288       3,085,229
   Occupancy and equipment..........................................................        933,728         966,284
   Deposit insurance and regulatory assessments.....................................         35,220          35,371
   Professional services............................................................         82,729         166,700
   Insurance........................................................................        143,729         147,695
   Data processing..................................................................        216,326         221,279
   Forms and supplies...............................................................        105,065         101,007
   Telecommunication and postage....................................................        147,366         150,085
   Corporate expenses...............................................................         56,000          57,000
   Goodwill amortization............................................................        180,224         180,224
   Other.... .......................................................................        378,166         311,541
                                                                                      -------------    ------------
         Total noninterest expense..................................................      5,640,841       5,422,415
                                                                                      -------------    ------------
         Income before income taxes.................................................      2,576,246       1,533,721
Income tax expense (benefit)........................................................      1,155,851      (1,773,000)
                                                                                      -------------      ----------
         Net income.................................................................  $   1,420,395       3,306,721
                                                                                      =============    ============

Net income per share-- basic........................................................  $        5.68           13.23
                                                                                      =============    ============

Net income per share-- diluted......................................................  $        5.68           13.23
                                                                                      =============    ============

Weighted average common stock outstanding...........................................  $     250,000         250,000
                                                                                      =============    ============



The accompanying notes are an integral part of these consolidated financial statements.

                        REDWOOD BANCORP AND SUBSIDIARIES

                 CONSOLIDATED STATEMENTS OF SHAREHOLDER'S EQUITY

                 For the years ended December 31, 1997 and 1996

                                                                                  Unrealzied
                                                                                   Gain/Loss
                                                                                       on
                                                                                   Investment
                                                                                   Securities
                                    Common stock                      Retained     Available-
                                 Shares     Amount       Surplus      Earnings      For-Sale      Total
                                 ------     ------       -------      --------      --------      -----

Balance, December 31, 1995.....  250,000  $ 832,500    10,639,969     1,260,906       55,971    12,789,346
   Net Income..................       --         --            --     3,306,721           --     3,306,721
   Change in unrealized gain/
     loss on available-for-
     sale securities...........       --         --            --            --     (152,888)     (152,888)
                               ---------  ---------  ------------    ----------    ---------  ------------

Balance, December 31, 1996.....  250,000    832,500    10,639,969     4,567,627      (96,917)   15,943,179
   Net Income..................       --         --            --     1,420,395           --     1,420,395
   Change in unrealized gain/
     loss on available-for-
     sales securities..........       --         --            --            --      108,537       108,537

                               ---------  ---------  ------------    ----------    ---------  ------------

Balance, December 31, 1997.....  250,000  $ 832,500    10,639,969     5,988,022       11,620    17,472,111
                               =========  =========  ============    ==========    =========  ============



The accompanying notes are an integral part of these consolidated financial statements.

                        REDWOOD BANCORP AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                                 Years ended
                                                                                                 December 31,
                                                                                             -------------------
                                                                                             1997           1996
                                                                                             ----           ----
Cash flows from operating activities:
   Net income.......................................................................   $  1,420,395       3,306,721
   Reconciliation to net cash provided
     by operating activities:
       Deferred income tax..........................................................        826,000      (1,982,000)
       Depreciation and leasehold
         amortization...............................................................        212,703         225,429
       Amortization and accretion of
         premiums and discounts.....................................................       (219,090)       (185,772)
       Goodwill amortization........................................................        180,224         180,224
       Net increase (decrease) in
         deferred loan fees.........................................................         (6,734)         81,407
       Increase in interest receivable
         and other assets...........................................................        (63,513)         (3,752)
       Increase (decrease) in interest
         payable and other liabilities..............................................        489,710        (144,076)
       Gain on sale of other real estate owned......................................        (12,084)             --
                                                                                       ------------      ----------
           Net cash provided by operating activities................................      2,827,611       1,478,181
                                                                                       ------------      ----------

Cash flows from investing activities:
   Purchase of:
     Held-to-maturity securities....................................................     (5,000,000)     (2,940,333)
     Available-for-sale securities..................................................     (9,970,184)     (7,455,899)
   Proceeds from:
     Maturities of held-to-maturity securities......................................      3,041,583       2,181,859
     Maturities of available-for-sale securities....................................      5,134,262       9,670,112
   Net change in interest-earning deposits
     in other financial institutions................................................             --         322,520
   Loan originations and purchases, net of
     repayments and participations..................................................     (8,608,504)    (21,611,266)
   Purchase of bank premises and equipment..........................................       (223,820)       (165,133)
   Proceeds from sale of other real estate owned....................................        138,262              --
                                                                                       ------------     -----------
       Net cash used in investing activities........................................    (15,488,401)    (19,998,140)
                                                                                       ------------     -----------

Cash flows from financing activities:
   Net change in deposits...........................................................      9,392,901      13,237,354
   Net change in other borrowings...................................................             --              --
                                                                                        -----------     -----------
       Net cash provided by financing activities....................................      9,392,901      13,237,354

                                                                                        -----------     -----------

       Net decrease in cash and cash equivalents....................................     (3,267,889)     (5,282,605)
Cash and cash equivalents at beginning of year......................................     13,140,106      18,422,711
                                                                                       ------------     -----------
Cash and cash equivalents at end of year............................................   $  9,872,217      13,140,106
                                                                                       ============     ===========

Other cash flow information:
   Interest paid....................................................................   $  3,824,888       3,436,800
                                                                                       ============     ===========
   Income taxes paid................................................................   $    260,000         211,500
                                                                                       ============     ===========


The accompanying notes are an integral part of these consolidated financial statements.

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

         Redwood Bancorp (Bancorp or the Company) is owned by Empire Holdings, Inc., a wholly owned subsidiary of Empire Holdings, Ltd., a closely held bank holding company with no other significant operations. Redwood Bank (the Bank) is Bancorp's principal subsidiary and the primary operating entity of the consolidated group. All intercompany transactions have been eliminated.

NATURE OF OPERATIONS

         Bancorp operates four branches in the San Francisco Bay Area. Bancorp's primary source of revenue is through providing commercial and real estate loans to customers, who are predominantly small and middle-market businesses. The cost of funds relates to various deposit products offered to these same businesses and individuals.

USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of certain assets and certain liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of certain revenues and certain expenses during the reporting period. Actual results could differ from those estimates.

CASH EQUIVALENTS

         For the purposes of reporting cash flows, cash equivalents include federal funds sold. Generally, federal funds are sold for one-day periods. Substantially all cash equivalents held in other financial institutions exceed existing deposit insurance coverage.

INTEREST-EARNING DEPOSITS IN OTHER FINANCIAL INSTITUTIONS

         Interest-earning deposits in other financial institutions generally have one year original maturities and no individual deposit exceeds $100,000. Accordingly, these deposits are recorded at cost, which approximates market.

INVESTMENT SECURITIES:

         Bancorp classifies and accounts for debt and equity securities as follows:

       * Held-to-Maturity -- Debt securities that management has the positive intent and ability to hold until maturity are classified as held-to-maturity and are carried at their remaining unpaid principal balance, net of unamortized premiums or unaccreted discounts. Premiums are amortized and discounts are accreted using the level interest yield method over the estimated remaining term of the underlying security.

       * Trading Securities -- Debt and equity securities that are bought and held principally for the purpose of selling them in the near term are classified as trading securities and reported at market value, with unrealized gain and loss included in earnings. The Bank held no trading securities during 1997 and 1996.

       * Available-For-Sale -- Debt and equity securities that will be held for indefinite periods of time, including securities that may be sold in response to changes in market interest or prepayment rates, needs for liquidity and changes in the availability of and the yield of alternative investments are classified as available-for-sale. After amortization or accretion of any premiums or discounts, these assets are carried at market value. Market value is determined using published quotes as of the close of business. Unrealized gains and losses are excluded from earnings and reported net of tax as a separate component of stockholders' equity until realized.

         Realized gains and losses on held-to-maturity and available-for-sale securities are computed using the specific identification method using amortized cost.

LOANS

         Loans held for investment are carried at amortized cost. Bancorp's loan portfolio consists of commercial, installment, real estate construction and other real estate loans generally collateralized by first and second deeds of trust on real estate, business assets, or personal property.

         Interest income is accrued daily on the outstanding loan balances using the simple interest method. Loans are generally placed on nonaccrual status when the borrowers are past due 90 days and when payment in full of principal or interest is not expected. At the time a loan is placed on nonaccrual status, any interest income previously accrued but not collected is reversed.

         Bancorp charges loan origination and commitment fees. Net loan origination fees are deferred and amortized to interest income over the life of the loan on a method that produces a level yield. Loan commitment fees related to lines of credit are amortized to interest income over the commitment period. If a loan is paid-off prior to maturity, the remaining unamortized deferred fee is immediately recognized to interest income.

ALLOWANCE FOR LOAN LOSSES

         An  allowance   for  loan  losses  is  maintained  at  a  level  deemed
appropriate by management to provide for known and unidentified losses in the loan portfolio. The allowance is based upon management's assessment of various factors affecting the collectibility of the loans and commitments to extend credit, including current and projected economic conditions, past credit experience, delinquency status, the value of the underlying collateral, if any, and the continuing review of the portfolio of loans and commitments.

         The allowance for loan losses is based on estimates, and ultimate losses may vary from the current estimates. These estimates are reviewed periodically and, as adjustments become necessary, they are reported in earnings in the periods in which they become known.

         A loan is considered impaired based on current information and events, if it is probable that the Bancorp will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. The allowance for losses on impaired loans is measured under one of three prescribed methods. Since most of the Bancorp's loans are collateral dependent, the calculation of the allowance on impaired loans is generally based on the fair value of the collateral. Income recognition on impaired loans conforms to the method the Bancorp uses for income recognition on nonaccrual loans.

BANK PREMISES AND EQUIPMENT

         Bank premises and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization are computed on the straight-line basis over the shorter of the estimated useful lives of the assets or the term of the lease.

OTHER REAL ESTATE OWNED

         Other real estate owned consists of properties acquired through foreclosure and is stated at the lower of cost or fair market value less estimated costs to sell. Estimated losses that result from the ongoing periodic valuation of these properties are charged to current earnings with a provision for losses on foreclosed property in the period in which they are identified. Operating expenses of such properties, net of related income, are included in other expenses.


INCOME TAXES

         Bancorp is included in the consolidated federal income tax returns of Empire Holdings, Inc. and files its own state income tax returns. Income taxes have been computed on the separate results of Bancorp based on the provisions of its tax sharing agreements with Empire Holdings, Inc. These agreements generally provide that Bancorp will be charged or reimbursed based on the tax effect of its earnings or losses in the combined and consolidated tax returns.

         Deferred income taxes reflect the estimated future tax effects of temporary differences between amount of assets and liabilities for financial reporting purposes and such amounts as measured by tax laws and regulations.

GOODWILL

         Goodwill represents the excess of the purchase price over the estimated fair value of identifiable net assets associated with the purchase of Bancorp in March 1980. Goodwill is being amortized over 40 years on a straight-line basis.

PER SHARE DATA

         Net income per share is stated in accordance with SFAS No. 128, Earnings Per Share. Basic net income per share is computed by dividing net income available to common shareholders (the numerator) by the weighted average number of common shares outstanding during the year (denominator). Diluted net income per share is computed by dividing diluted net income available to common shareholders by the weighted average number of common shares and common equivalent shares outstanding. There were no common equivalent shares outstanding during 1997 and 1996.

(2) INVESTMENT SECURITIES

         The amortized cost and estimated market values of investment securities at December 31, 1997 and 1996 were as follows:

                                                                                    1997
                                                          -----------------------------------------------------
                                                                        Unrealized      Unrealized      Market
                                                           Cost            gains          losses         value
                                                           ----            -----          ------         -----
Held-to-maturity:
   U.S. Government Agencies........................  $   4,228,570             754            --       4,229,324
                                                     -------------       ---------      --------   -------------
                                                         4,228,570             754            --       4,229,324
                                                     -------------       ---------      --------   -------------

Available-for-sale:
   U.S. Treasury Securities........................      2,000,348           1,527            --       2,001,875
   U.S. Government Agencies........................     12,478,003          10,093            --      12,488,096
                                                     -------------       ---------      --------   -------------
                                                        14,478,351          11,620            --      14,489,971
                                                     -------------       ---------      --------   -------------
                                                     $  18,706,921          12,374            --      18,719,295
                                                     =============       =========      ========   =============

                                                                                    1996
                                                           ---------------------------------------------------
                                                                        Unrealized      Unrealized      Market
                                                           Cost            gains          losses         value
                                                           ----            -----          ------         -----
Held-to-maturity:
   U.S. Treasury Securities........................  $     979,385           3,256            --         982,641
   U.S. Government Agencies........................      1,269,822              --        (4,280)      1,265,542
                                                     -------------       ---------     ---------   -------------
                                                         2,249,207           3,256        (4,280)      2,248,183
                                                     -------------       ---------     ---------   -------------

Available-for-sale:
   U.S. Treasury Securities........................      1,999,864           1,387            --       2,001,251
   U.S. Government Agencies........................      7,444,421              --       (98,304)      7,346,117
                                                     -------------       ---------       -------   -------------
                                                         9,444,285           1,387       (98,304)      9,347,368
                                                     -------------       ---------     ---------   -------------
                                                     $  11,693,492           4,643      (102,584)     11,595,551
                                                     =============       =========     =========   =============

         At December 31, 1997 and 1996, securities with carrying amounts of $6,992,099 and $8,965,398 were pledged to secure public deposits.



         The amortized cost and estimated market value of investment securities at December 31, 1997 by contractual maturity, is as follows:

                                                                                      Amortized            Market
                                                                                        cost               value
                                                                                      ---------           ------
Held-to-maturity:
   Over five through ten years..................................................   $    3,000,000         3,007,454
   Over ten years...............................................................        1,228,570         1,221,870
                                                                                   --------------    --------------
                                                                                        4,228,570         4,229,324
Available for Sale:
   One year or less.............................................................        7,992,634         7,997,174
   Over one through five years..................................................        5,983,500         5,988,494
   Over five through ten years..................................................          502,217           504,303
                                                                                   --------------    --------------
                                                                                       14,478,351        14,489,971
                                                                                   --------------    --------------
                                                                                   $   18,706,921        18,719,295
                                                                                   ==============    ==============

(3) LOANS AND ALLOWANCE FOR LOAN LOSSES

The loan portfolio at December 31, 1997 and 1996 consisted of the following:

                                                                                        1997              1996
                                                                                        ----              ----

Commercial......................................................................   $   12,219,400        12,600,149
Real estate--mortgage...........................................................       80,168,678        69,257,087
Real estate--construction.......................................................       10,566,258        11,557,092
Installment and other loans.....................................................        8,193,617         8,258,278
Acceptances of other banks......................................................               --           999,855
                                                                                   --------------    --------------
                                                                                      111,147,953       102,672,461
Less:
    Deferred loan fees..........................................................         (477,622)         (484,356)
    Allowance for loan losses...................................................       (1,186,625)       (1,193,459)
                                                                                   --------------    --------------
                                                                                   $  109,483,706       100,994,646
                                                                                   ==============    ==============

         Bancorp concentrates its lending activities in commercial loans and real estate loans made primarily to businesses and individuals within the San
Francisco Bay Area.

         The  change  in the  allowance  for loan  losses  for the  years  ended
December 31, 1997 and 1996 are as follows:

                                                                                        1997              1996
                                                                                        ----              ----

Balance at beginning of year....................................................   $    1,193,459         1,210,127
Provision for loan losses.......................................................               --                --
Loans charged off...............................................................          (13,249)          (38,170)
Recoveries......................................................................            6,415            21,502
                                                                                   --------------    --------------
Balance at end of year..........................................................   $    1,186,625         1,193,459
                                                                                   ==============    ==============

         At December 31, 1997 and 1996, loans on nonaccrual status totaled $1,354,003 and $2,470,127. Foregone interest on these loans for 1997 and 1996 were $123,941 and $230,667.

         At December 31, 1997 and 1996, the recorded investment in loans for which impairment has been recognized in accordance with SFAS No. 114 totaled $641,431 and $626,689 with a corresponding valuation allowance of $103,792 and $239,176, respectively. The average recorded investment in impaired loans in 1997 and 1996 was $634,060 and $370,845, respectively. From the time each loan was classified as impaired, no interest income was recognized on such loans in 1997 or 1996.

         At December 31, 1997 and 1996, loans pledged to secure public deposits were $322,660 and $425,394, respectively.

(4) BANK PREMISES AND EQUIPMENT

         Bank premises and equipment at December 31, 1997 and 1996 consisted of the following:

                                                                                          1997              1996
                                                                                          ----              ----

Land............................................................................   $      228,923           228,923
Building........................................................................          661,392           672,368
Furniture and fixtures..........................................................          447,662           696,769
Equipment.......................................................................        1,515,192         2,424,191
Leasehold improvements..........................................................        1,872,058         1,830,899
                                                                                   --------------    --------------
                                                                                        4,725,227         5,853,150
Less accumulated depreciation and  amortization.................................       (3,928,986)       (5,068,032)
                                                                                   --------------    --------------
                                                                                   $      796,241           785,118
                                                                                   ==============    ==============

         Depreciation and amortization expense for the year ended December 31, 1997 and 1996 were $212,697 and $225,429.

(5) DEPOSITS

         At December 31, 1997 and 1996, deposits consisted of the following:

                                                                                        1997              1996
                                                                                        ----              ----

Noninterest-bearing demand......................................................   $   27,427,159        27,115,692
Savings and interest-bearing demand.............................................       55,152,181        50,545,444
Certificates of deposit issued in amounts less than $100,000....................       26,936,714        26,246,053
Certificates of deposit of $100,000 or more.....................................       17,256,602        13,472,566
                                                                                   --------------    --------------
         Total..................................................................   $  126,772,656       117,379,755
                                                                                   ==============    ==============

         The maturity of certificates accounts are as follows:

                           1998.................................................   $   39,545,316
                           1999.................................................        3,829,000
                           2000.................................................          479,000
                           2001.................................................          120,000
                    2002 and thereafter.........................................          220,000
                                                                                   --------------
                                                                                   $   44,193,316
                                                                                   ==============

(6) INCOME TAXES

         The components of the provision (benefit) for federal and state income taxes are as follows:

                                                                                        1997              1996
                                                                                        ----              ----
Currently payable:
   Federal......................................................................     $     30,851            23,000
   State .......................................................................          265,000           186,000
                                                                                     ------------      ------------
         Total..................................................................          295,851           209,000
                                                                                     ------------      ------------

Deferred:
   Federal......................................................................           19,000            27,000
   State........................................................................          (45,000)           14,000
   Reduction of income tax due to utilization of
     net operating loss carryforward............................................          886,000           514,000
   Reduction in valuation allowance.............................................               --        (2,537,000)
                                                                                     ------------        -----------
         Total..................................................................          860,000        (1,982,000)
                                                                                     ------------      ------------
                Income tax expense (benefit)....................................     $  1,155,851        (1,773,000)
                                                                                     ============      ============

         Reconciliation of the statutory tax rate to  the effective tax  rate is as follows:
                                                                                         1997              1996
                                                                                         ----              ----

Statutory federal tax rate......................................................          35.0%            35.0%
State tax, net of federal income tax effect.....................................           5.6%             8.9%
Reduction in deferred tax asset valuation allowance.............................            --           (165.4)%
Other, net......................................................................           4.3%             5.9%
                                                                                       -------          -------
                                                                                          44.9%          (115.6)%
                                                                                       =======          =======

         The components of net deferred income tax assets and liabilities as of December 31 are as follows:

                                                                                           1997             1996
                                                                                           ----             ----

Allowance for loan losses.......................................................     $    237,000           239,000
Fixed assets....................................................................          148,000           147,000
Deferred loan fees..............................................................           20,000            32,000
Net operating loss carryforward.................................................          803,000         1,689,000
State tax, net of federal income tax effect.....................................          196,000           151,000
AMT credit carryforward.........................................................           53,000            34,000
Other..... .....................................................................            3,000            (6,000)
                                                                                     ------------       -----------
         Total deferred tax assets..............................................     $  1,460,000         2,286,000
                                                                                     ============       ===========


         As of December 31, 1997, Bancorp had federal net operating loss carryforwards of $2,363,000 available to reduce future financial statement income based on the provisions of its tax sharing, agreement with Empire Holdings, Inc. In addition, Bancorp is a member of the Empire Holdings, Inc. and subsidiaries consolidated tax return filing group.

         As of December 31, 1997, the Empire Holdings consolidated group had federal net operating loss carryforwards available, on a tax basis, to reduce future taxable income as follows:

                     Net Operating                                  Expiration
                    loss  carryover                                    date
                    ----  ---------                                    ----

                  $     70,000.......................................  2002
                    2,846, 000.......................................  2003
                       245,000.......................................  2004
                         3,000.......................................  2005
                       658,000.......................................  2006
                         5,000.......................................  2007
                       164,000.......................................  2008
                        26,000.......................................  2009
                  -------------                                        ----
                  $  4,017,000
                  ============

(7) EMPLOYEE BENEFIT PLAN

          Bancorp has a 401(k) savings plan covering substantially all employees of Bancorp. Under the provisions of the plan, employees who elect to participate are allowed to make "deferred contributions" (as defined in the Plan Agreement) of up to 15% of their annual salary. In addition, the Bank will make matching contributions equal to 50% of each employee's elective deferral and at year end 1% of the employee's annual salary. Contributions by Bancorp for the year ended December 31, 1997 and 1996 amounted to $107,200 and $104,954, respectively.

(8) RELATED PARTY TRANSACTIONS

         In the ordinary course of business, the Bancorp has made loans and advances under lines of credit to directors and officers and their related interests. An analysis of loans to related parties for 1997 and 1996 are shown below:

                                                        1997            1996
                                                        ----            ----

Balance, beginning of year........................  $     --          100,000
Advances..........................................        --          886,000
Payments..........................................        --         (986,000)
                                                    --------         --------
Balance, end of year..............................        --               --
                                                    ========         ========

(9) COMMITMENTS AND CONTINGENCIES

         The Bank is required by federal regulations to maintain certain minimum average balances with the Federal Reserve Bank, based primarily on the Bank's daily demand deposit balances. Required deposits held with the Federal Reserve Bank as of December 31, 1997 and 1996 were $1,479,000 and $1,482,000, and the Bank had a balance of $6,213,000 and $5,177,000 with the Federal Reserve Bank at these dates.

         Bancorp  has  entered  into  various  noncancellable   operating  lease
arrangements for three branch offices. Future minimum lease payments as of December 31, 1997 are as follows:

                                                                    Future
                                                                    minimum
                                                                lease payments
                                                                --------------
                  1998......................................     $   385,683
                  1999......................................          19,400
                                                                 -----------
                                                                 $   405,083
                                                                 ===========

         Certain of the leases contain renewal options and rent escalation clauses based upon certain economic indices. Net rental expense for bank premises and equipment under operating leases for the year ended December 31, 1997 and 1996 was $477,398 and $475,395.

         Bancorp is involved in legal actions arising from normal business activities. Management, upon the advice of legal counsel handling such actions, believes that the ultimate resolution of these actions will not have a material effect on the financial position of Bancorp.

FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK

         Bancorp is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. To date, these financial instruments include commitments to extend credit which involve elements of credit and interest rate risk in excess of the amount recognized in the statement of financial position.

         Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bancorp upon commitments to extend credit, is based on management's credit evaluation of the counter-party. Collateral held varies but usually consists of residential and commercial property.

         Standby letters of credit are performance assurances made on behalf of customers who have a contractual obligation to produce or deliver goods or services or otherwise perform. Credit risk in these transactions arises from the possibility that a customer may not be able to repay the Bank if the letter of credit is drawn upon. As with commitments to extend credit, the Bank evaluates each customer's creditworthiness on a case-by-case basis.

         At December 31, 1997 and 1996,  Bancorp had $18,883,206 and $16,244,782
of commitments to extend credit and $366,968 and $226,968 in standby letters of credit.

(10) REGULATORY CAPITAL REQUIREMENTS

         The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

         Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined). Management believes, as of December 31, 1997, that the Bank meets all capital adequacy requirements to which it is subject.

         The following table sets forth the regulatory capital position of the Bank as of December 31, 1997 and 1996 (in thousands):

                                                                                                To be well-
                                                                                             capitalized under
                                                                      For capital            prompt corrective
                                                  Actual           adequacy purposes         action provisions
                                             Amount      Ratio     Amount       Ratio         Amount       Ratio
                                             ------      -----     ------       -----         ------       -----

As of December 31, 1997:
   Total Capital (to Risk Weighted
     Assets.............................    $13,803      12.0%  >$  9,237       >8.0%     >$  11,546      >10.0%
   Tier I Capital (to Risk Weighted
     Assets)............................     12,617      10.9%      4,618        4.0%          6,928        6.0%
   Tier I Capital (to Average
     Assets)............................     12,617       9.0%      5,611        4.0%          7,014        5.0%

As of December 31, 1996:
   Total Capital (to Risk Weighted
     Assets)............................     11,514      10.6%      8,663        8.0%         10,829       10.0%
   Tier I Capital (to Risk Weighted
     Assets)............................     10,320       9.5%      4,331        4.0%          6,497        6.0%
   Tier I Capital (to Average
     Assets)............................     10,320       8.5%      4,837        4.0%          6,046        5.0%

         As of December 31, 1997 and 1996, the regulatory capital position of Bancorp approximated the Bank's.

         As of December 31, 1997, the Bank was categorized as "well-capitalized" under the regulatory framework for prompt corrective action. To be categorized as "well-capitalized," the Bank must maintain minimum total risk-based, Tier I risk-based, Tier I leverage ratios as set forth in the table, and not be subject to a capital directive.

         In addition, the California State Banking Department limits the amount of dividends that can be paid without its prior approval for all state chartered banks. The limitation for a given year is the lesser of the Bank's retained earnings or its net income for the last three fiscal years, less the amount of any distributions made by the Bank's during such period. As of December 31, 1997, the Bank could pay dividends of up to $4,829,074 without prior approval.

         Lastly, in September 1992, Bancorp entered into an agreement with the Federal Reserve Bank whereby Bancorp cannot pay dividends unless the Bank maintains a Tier 1 capital ratio of at least 7.0%, a Tier 1 risk-based capital ratio of at least 4% and a total risk-based capital ratio of 8%.

(11) FAIR VALUES OF FINANCIAL INSTRUMENTS

         Fair value estimates are determined as of a specific date in time utilizing quoted market prices, where available, or various assumptions and estimates. As the assumptions underlying these estimates change, the fair value of the financial instruments will change. The use of assumptions and various valuation techniques, as well as the absence of secondary markets for certain financial instruments, will likely reduce the comparability of fair value disclosures between financial institutions. Additionally, Bancorp has not disclosed highly subjective values of other nonfinancial instruments. Accordingly, the aggregate fair value amounts presented do not represent and should not be construed to represent the full underlying value of the Bank.

         The methods and assumptions used to estimate the fair values of each class of financial instruments are as follows:

Cash and Cash Equivalents

         The carrying value of cash and cash equivalents approximates fair value due to the relatively short term nature of these instruments.

Interest Earning Deposits in Other Financial Institutions

         The carrying value of interest earning deposits in other financial institutions approximates fair value due to the short term nature of all such deposits in the Bancorp's portfolio.

Investment Securities

         Fair value of securities and investments is based on quoted market prices. If quoted market prices are not available, fair values are based on quoted market prices of comparable instruments.

Loans Receivable

         In order to determine the fair values for loans, the loan portfolio was segmented based on loan type, credit quality and repricing characteristics. For certain variable rate loans with no significant credit concerns and frequent pricing, estimated fair values are based on the carrying values. The fair values of other loans are estimated using discounted cash flow analyses. The discount rates used in these analyses are generally based on origination rates for similar loans of comparable credit quality. Maturity estimates of installment loans are based on historical experience with prepayments.

Deposits

         The fair values for deposits, subject to immediate withdrawal such as interest and noninterest bearing, and savings deposit accounts, are equal to the amount payable on demand at the reporting date (i.e., their carrying amount on the balance sheet). Fair values for fixed rate certificates of deposits are estimated by discounting future cash flows using interest rates currently offered on time deposits with similar remaining maturities.


                                                          December 31, 1997                December 31, 1996
                                                          -----------------                -----------------
                                                       Carrying          Fair            Carrying         Fair
                                                        amount           value            amount          value
                                                        ------           -----            ------          -----
Financial assets:
   Cash and cash equivalents..................... $    9,872,217         9,872,217      13,140,106       13,140,106
   Investment securities.........................     18,718,541        18,719,295      11,596,575       11,595,551
   Loans receivable, net.........................    109,483,706       109,442,971     100,994,646      100,924,569
                                                  --------------   ---------------  --------------  ---------------
                                                  $  138,074,464       138,034,483     125,731,327      125,660,226
                                                  ==============   ===============  ==============  ===============

Financial liabilities:
   Deposits...................................... $  126,772,656       126,832,967     117,379,755      117,420,827
                                                  ==============   ===============  ==============  ===============

(12) PARENT COMPANY ONLY CONDENSED FINANCIAL STATEMENTS

         The financial statements of Bancorp (parent company only) follow:

                                                                                        1997              1996
                                                                                        ----              ----
Balance Sheets
Cash............................................................................  $         307              567
Investment in subsidiaries......................................................     16,594,254       14,369,612
Deferred tax assets.............................................................        877,550        1,573,000
                                                                                  -------------    -------------

         Total assets...........................................................  $  17,472,111       15,943,179
                                                                                  =============    =============

Shareholder's equity:
   Common stock.................................................................  $     832,500          832,500
   Surplus......................................................................     10,639,969       10,639,969
   Retained earnings............................................................      5,988,022        4,567,627
   Accumulated other comprehensive income (loss), net of tax....................         11,620          (96,917)
                                                                                  -------------    --------------

Total shareholder's equity......................................................  $  17,472,111       15,943,179
                                                                                  =============    =============


Income Statements
Expenses:
   Goodwill amortization........................................................  $    (180,224)        (180,224)
                                                                                  -------------    -------------
   Total expenses...............................................................       (180,224)        (180,224)
                                                                                  --------------   --------------
Loss before taxes and equity in undistributed net income of subsidiaries........       (180,224)        (180,224)
Income tax benefit..............................................................             --        1,573,000
                                                                                  -------------    -------------
Income (loss) before equity in undistributed net income of subsidiaries.........       (180,224)       1,392,776
Equity in undistributed net income of subsidiaries..............................      1,600,619        1,913,945
                                                                                  -------------    -------------

Net Income......................................................................  $   1,420,395        3,306,721
                                                                                  =============    =============



                                                                                        1997              1996
                                                                                        ----              ----
Statements of Cash Flows
Cash flows--operating activities:
   Net Income...................................................................  $   1,420,395        3,306,721
   Reconciliation of net income to net cash from operations:
     Equity in undistributed net income of subsidiaries.........................     (1,600,619)      (1,913,945)
     Goodwill amortization......................................................        180,224          180,224
     Deferred income tax........................................................        695,450       (1,573,000)
                                                                                  -------------    -------------
Operating cash flows, net.......................................................        695,450               --
                                                                                  -------------    -------------
Cash flows--investing activities:
   Capital contribution to the subsidiaries.....................................       (695,710)              --
                                                                                  -------------    -------------
       Investing cash flows, net................................................       (695,710)              --
                                                                                  -------------    -------------
Net decrease in cash............................................................           (260)              --

Cash at beginning of the year...................................................            567              567
                                                                                  -------------    -------------
Cash at end of the year.........................................................  $         307              567
                                                                                  =============    =============


(13) SUBSEQUENT EVENT

         On June 8, 1998, the sole shareholder of Bancorp signed an Agreement in Principle to sell all of Bancorp's outstanding shares to First Banks America Inc. The transaction is expected to be completed in the fourth quarter of 1998, subject to regulatory approval.

                                    Item 7(b)
                         Pro Forma Financial Statements

                         PRO FORMA FINANCIAL INFORMATION

     The following unaudited pro forma combined condensed balance sheet as of December 31, 1998 and unaudited pro forma combined condensed statements of operations for the years ended December 31, 1998 and 1997, have been prepared to reflect the effects on the historical results of FBA of the acquisition of Redwood and its wholly owned subsidiary, Redwood Bank. The unaudited pro forma combined condensed balance sheet has been prepared as if the acquisition of Redwood occurred on December 31, 1998. The unaudited pro forma combined condensed statements of operations have been prepared assuming the acquisition of Redwood occurred on January 1, 1998. In addition, the unaudited pro forma combined condensed statements of operations reflect the acquisitions of Surety Bank, completed on December 1, 1997, and of the minority stockholders' interest in the net assets of First Commercial Bancorp, Inc. and its wholly owned subsidiary, First Commercial Bank (FCB), completed on February 2, 1998, as if the transactions occurred on January 1, 1997. The unaudited pro forma combined condensed statements of operations for the year ended December 31, 1997 also reflect the restatement of FBA's results of operations for its acquisition of First Banks' interest in FCB completed on February 2, 1998. The pro forma financial information set forth below is unaudited and not necessarily indicative of the results that will occur in the future.

                                 Unaudited Pro Forma Combined Condensed Balance Sheet (1)

                                                                                      December 31, 1998
                                                                    ------------------------------------------------------
                                                                                               Pro Forma
                                                                                             Adjustments -        Pro Forma
                                                                     FBA        Redwood         Redwood           Combined
                                                                     ---        -------         -------           --------
                                                                 (dollars expressed in thousands, except per share data)
                  Assets
                  ------
Cash and cash equivalents:
   Cash and due from banks....................................   $  34,312         6,014             --             40,326
   Interest bearing deposits..................................       1,001            --             --              1,001
   Federal funds sold.........................................      11,000            --             --             11,000
                                                                 ---------      --------       --------           --------
       Total cash and cash equivalents........................      46,313         6,014             --             52,327
                                                                 ---------      --------       --------           --------
Investment securities:
   Available for sale, at fair value..........................     114,937        21,344        (26,000)  (7)      110,281
   Held to maturity...........................................       2,026        10,908             --             12,934
                                                                 ---------      --------       --------           --------
       Total investment securities............................     116,963        32,252        (26,000)           123,215
                                                                 ---------      --------       --------           --------
Loans:
   Commercial and financial...................................     140,151        16,179             --            156,330
   Real estate construction and development...................     161,696        17,029             --            178,725
   Real estate mortgage.......................................     155,443        89,129          1,781   (6)      246,353
   Consumer and other.........................................      61,907        11,467             --             73,374
                                                                 ---------      --------       --------           --------
       Total loans............................................     519,197       133,804          1,781            654,782
   Unearned discount..........................................      (2,794)         (456)            --             (3,250)
   Allowance for possible loan losses.........................     (12,127)       (1,256)            --            (13,383)
                                                                 ---------      --------       --------           --------
       Net loans..............................................     504,276       132,092          1,781            638,149
                                                                 ---------      --------       --------           --------
Bank premises and equipment, net..............................      11,542         1,127            425   (6)       13,094
Intangibles associated with the purchase of subsidiaries......       8,405         3,785          5,190   (6)       17,380
Foreclosed property, net......................................         161           156             --                317
Deferred tax assets...........................................      12,121           597             --             12,718
Other assets..................................................      20,216         2,674             --             22,890
                                                                 ---------      --------       --------           --------
       Total assets...........................................   $ 719,997       178,697        (18,501)           880,090
                                                                 =========      ========       ========           ========

                  Liabilities
                  -----------
Deposits:
   Demand:
     Non-interest-bearing.....................................   $ 105,949        33,595             --            139,544
     Interest-bearing.........................................      72,662        26,742             --             99,404
   Savings....................................................     179,152        34,471             --            213,623
   Time deposits:
     Time deposits of $100 or more............................      52,132        25,101             --             77,233
     Other time deposits......................................     189,252        38,051             --            227,303
                                                                 ---------      --------       --------           --------
       Total deposits.........................................     599,147       157,960             --            757,107
Short-term borrowings.........................................       4,141            --             --              4,141
Deferred tax liabilities......................................       1,392            --            779  (6)         2,171
Accrued expenses and other liabilities........................       5,317         1,354             --              6,671
                                                                 ---------      --------       --------           --------
       Total liabilities......................................     609,997       159,314            779            770,090
                                                                 ---------      --------       --------           --------

Guaranteed preferred beneficial interests in FBA's
   subordinated debentures....................................      44,155            --             --             44,155
                                                                 ---------      --------       --------           --------

                  Stockholders' Equity
                  --------------------
Common stock:
   Common stock...............................................         581           833           (833)  (6)          581
   Class B common stock.......................................         375            --             --                375
Capital surplus...............................................      68,743        10,642        (10,642)  (6)       68,743
Retained earnings.............................................       5,693         7,909         (7,909)  (6)        5,693
Treasury stock................................................     (10,088)           --             --            (10,088)
Accumulated other comprehensive income........................         541            (1)             1   (6)          541
                                                                 ---------      --------       --------           --------
       Total stockholders' equity.............................      65,845        19,383        (19,383)            65,845
                                                                 ---------      --------       --------           --------
       Total liabilities and stockholders' equity.............   $ 719,997       178,697        (18,604)           880,090
                                                                 =========      ========       ========           ========

See notes to pro forma combined condensed financial statements.




                            Unaudited Pro Forma Combined Condensed Statement of Operations (1)

                                                                    For year ended December 31, 1998
                                                                    --------------------------------
                                                                                        Pro Forma
                                                                                      Adjustments -   Pro Forma
                                                            FBA         Redwood          Redwood      Combined
                                                            ---         -------          -------      --------
                                                         (dollars expressed in thousands, except per share data)

Interest income:
   Interest and fees on loans........................  $  45,118        11,508             (356)  (6)        56,270
   Investment securities.............................      8,103         1,429           (1,235)  (7)         8,297
   Federal funds sold and other......................      1,206           195               --               1,401
                                                       ---------       -------        ---------            --------
       Total interest income.........................     54,427        13,132           (1,591)             65,968
                                                       ---------       -------        ---------            --------

Interest expense:
   Interest on deposits..............................     21,606         4,878               --              26,484
   Note payable and other borrowings.................      1,622             6               --               1,628
                                                       ---------       -------        ---------            --------
       Total interest expense........................     23,228         4,884               --              28,112
                                                       ---------       -------        ---------            --------
       Net interest income...........................     31,199         8,248           (1,591)             37,856
Provision for possible loan losses...................        900            --               --                 900
                                                       ---------       -------        ---------            --------
       Net interest income after provision
         for possible loan losses....................     30,299         8,248           (1,591)             36,956
                                                       ---------       -------        ---------            --------

Noninterest income:
   Service charges on deposit accounts ..............      2,935           249               --               3,184
   Other income......................................      1,440           801               --               2,241
                                                       ---------       -------        ---------            --------
       Total noninterest income......................      4,375         1,050               --               5,425
                                                       ---------       -------        ---------            --------

Noninterest expense:
   Salary and employee benefits......................      8,203         3,266               --              11,469
   Occupancy, furniture and equipment................      3,999         1,065               17  (6)          5,081
   Other noninterest expense.........................     14,270         1,653              353  (6)         16,276
                                                       ---------       -------        ---------            --------
       Total noninterest expense.....................     26,472         5,984              370              32,826
                                                       ---------       -------        ---------            --------

       Income before provision for income tax expense      8,202         3,314           (1,961)              9,555
Provision for income tax expense (benefit)...........      3,592         1,393             (810) (6)          4,175
                                                       ---------       -------        ---------            --------
       Net income....................................  $   4,610         1,921           (1,151)              5,380
                                                       =========       =======        =========            ========

Weighted average common stock outstanding
         (in thousands)..............................      5,140            --               --               5,140
                                                       =========       =======        =========            ========
Earnings per common share:
   Basic.............................................  $    0.90                                               1.05  (8)
   Diluted...........................................       0.90                                               1.05  (8)
                                                            ====                                               ====

See notes to pro forma combined condensed financial statements.



                            Unaudited Pro Forma Combined Condensed Statement of Operations (1)

                                                               For the year ended December 31, 1997
                                                               ------------------------------------
                                                                  Pro Forma                        Pro Forma
                                                                Adjustments-   Pro Forma          Adjustments-   Pro Forma
                                                FBA     Surety  FCB & Surety    Combined Redwood    Redwood       Combined
                                               ----     ------  ------------    -------  -------   --------      ---------
                                                        (dollars expressed in thousands, except per share data)

Interest income:
   Interest and fees on loans.............  $ 33,393     4,338         --       37,731   10,418      (356)  (6)    47,793
   Investment securities..................     7,870       699         --        8,569    1,018    (1,235)  (7      8,352
   Federal funds sold.....................     1,254        --         --        1,254      244        --           1,498
                                            --------   -------    -------      -------  -------  --------        --------
       Total interest income..............    42,517     5,037         --       47,554   11,680    (1,591)         57,643
                                            --------   -------    -------      -------  -------  --------        --------

Interest expense:
   Interest on deposits...................    16,716     2,297         --       19,013    3,863        --          22,876
   Note payable and other borrowings......     2,439        16       (504)(3,5)  1,951        1        --           1,952
                                            --------   -------    -------      -------  -------   -------        --------
       Total interest expense.............    19,155     2,313       (504)      20,964    3,864        --          24,828
                                            --------   -------    -------      -------  -------  --------        --------
       Net interest income................    23,362     2,724        504       26,590    7,816    (1,591)         32,815
Provision for possible loan losses........     2,000       255         --        2,255       --        --           2,255
                                            --------   -------    -------      -------  -------  --------        --------
       Net interest income after provision
         for possible loan losses.........    21,362     2,469        504       24,335    7,816    (1,591)         30,560
                                            --------   -------    -------      -------  -------  --------        --------

Noninterest income:
   Service charges on deposit accounts....     2,239       369         --        2,608      373        --           2,981
   Other income...........................     1,048       952        (20) (4)   1,980       28        --           2,008
                                            --------   -------    -------      -------  -------     -----        --------
       Total noninterest income...........     3,287     1,321        (20)       4,588      401        --           4,989
                                            --------   -------    -------      -------  -------  --------        --------

Noninterest expense:
   Salary and employee benefits...........     6,226     2,151         --        8,377    3,362        --          11,739
   Occupancy, furniture and equipment.....     3,315       360          8 (4)    3,683    1,150        17  (6)      4,850
   Other noninterest expense..............     8,136     1,580        293 (2,4) 10,009    1,129       353  (6)     11,491
                                            --------   -------    -------      -------  -------  --------        --------
       Total noninterest expense..........    17,677     4,091        301       22,069    5,641       370          28,080
                                            --------   -------    -------      -------  -------  --------        --------

       Income (loss) before provision for
           income tax expense (benefit)
           and minority interest in income
           of subsidiary.                      6,972      (301)       183        6,854    2,576    (1,961)         7,469
Provision for income tax expense (benefit)     3,145      (120)       167        3,192    1,156      (810) (6)     3,538
                                            --------  --------    -------      -------  -------   -------       --------
       Income before minority interest in
         income of subsidiary.............     3,827      (181)        16        3,662    1,420    (1,151)         3,931
Minority interest in income of subsidiary.      (294)       --        294 (2)       --       --        --             --
                                            --------   -------    -------      -------  -------   -------       --------
       Net income.........................  $  3,533      (181)       310        3,662    1,420    (1,151)         3,931
                                            ========   =======    =======      =======  =======  ========       ========

Weighted average common stock equivalents
   outstanding (in thousands).............     4,069       265 (8)  1,093 (8)    5,427       --        --          5,427
                                            ========   =======    =======      =======  =======  ========       ========

Earnings per common share:
   Basic..................................  $   0.87                             0.67  (8)                          0.72  (8)
   Diluted................................      0.86                             0.67  (8)                          0.72  (8)
                                                ====                             ====                               ====

See notes to pro forma combined condensed financial statements.

           Notes to Pro Forma Combined Condensed Financial Statements

(1) The unaudited pro forma combined condensed balance sheet has been prepared based on the historical financial statements of FBA and Redwood as if the pending acquisition of Redwood had occurred on December 31, 1998. The unaudited pro forma combined condensed statements of operations set forth the results of operations of FBA as if the pending acquisition of Redwood had occurred as of January 1, 1997. In addition, the unaudited pro forma combined condensed statements of operations reflect the acquisitions of Surety Bank and of the minority stockholders' interest in the net assets of FCB as if these transactions were completed on January 1, 1997. The unaudited pro forma combined condensed statements of operations for the year ended December 31, 1997 also reflect the restatement of FBA's results of operations for its acquisition of First Banks' interest in FCB completed on February 2, 1998. No adjustments have been made for any operational synergies that may occur as a result of these transactions. The pro forma financial information is unaudited and not necessarily indicative of the results that will occur in the future.

Acquisition of the Minority Stockholders' Interest in FCB:

(2) The application of the purchase method of accounting gives rise to purchase adjustments to reflect the fair value of assets acquired and liabilities assumed. Intangibles associated with the purchase of subsidiaries includes $1.63 million of goodwill for the acquisition of the minority stockholders' interest in the net assets of FCB. This amount represents the difference between the minority stockholders' interest in the net assets of FCB as of February 2, 1998 of $2.85 million and the estimated market value of that interest. The pro forma combined condensed statements of operations have been adjusted to include the amortization of goodwill generated by this transaction, amortized over a 15 year period using the straight-line method, and the elimination of minority interest in income of subsidiary.

(3) The pro forma combined condensed statements of operations have been adjusted to reflect the reduction in interest expense from the exchange of $10 million of the promissory note payable to First Banks, Inc. (First Banks Note), majority owner of FBA's voting stock, for 804,000 shares of FBA common stock as of February 2, 1998. The First Banks Note carries an interest rate equal to 25 basis points below the prime rate. During 1998 and 1997, the average prime rate of interest was approximately 8.35% and 8.375%, respectively.

Acquisition of Surety:

(4) Intangibles associated with the purchase of subsidiaries include $2.77 million in goodwill generated by the transaction between FBA and Surety, representing the difference between the purchase price and the fair value of the net assets acquired. The fair value of the net assets acquired reflects increases of $200,000 and $210,000 relating to bank premises and mortgage servicing rights (MSRs), respectively, offset by the accrual of $389,000 in estimated acquisition costs. The deferred tax effects of these adjustments were recorded using an effective tax rate of 35%. The pro forma combined condensed statements of operations for the year ended December 31, 1997 have been adjusted to include the amortization of goodwill generated by the transaction, amortized over a 15 year period using the straight-line method, and the additional depreciation and amortization relating to the increases in bank premises and MSRs.

(5) The pro forma combined condensed statements of operations for the year ended December 31, 1997 have been adjusted to reflect the amount of interest expense which would have been paid on the advance under the First Banks Note to fund the cash portion of the acquisition. The First Banks Note carries an interest rate equal to 25 basis points below the prime rate. During 1997, the average prime rate of interest was approximately 8.375%.

Acquisition of Redwood:

(6) Intangibles associated with the purchase of subsidiaries include $9.1 million in goodwill generated by the transaction between FBA and Redwood, representing the difference between the purchase price and the fair value of the net assets acquired. The $9.1 million of goodwill includes $3.8 million of goodwill existing on Redwood's consolidated statements of condition prior to its acquisition by FBA. The fair value of the net assets acquired reflects increases of $1.8 million and $425,000 relating to loans and bank premises, respectively. The deferred tax effects of these adjustments were recorded using an effective tax rate of 35%. The pro forma combined condensed statements of operations for the year ended December 31, 1998 and 1997 have been adjusted to include the amortization of goodwill generated by this transaction, amortized over a 15 year period using the straight-line method, and the additional amortization and depreciation relating to the increases in loans and bank premises.

(7) The pro forma combined condensed statements of operations for the years ended December 31, 1998 and 1997 have been adjusted to reflect the reduction in interest income as the acquisition of Redwood was funded through the sale of investment securities.


Earnings Per Share:

(8) Basic pro forma earnings per share (EPS) for the years ended December 30, 1998 and 1997 were calculated based upon FBA's weighted average shares outstanding plus 264,621 shares assumed to be issued in the transaction between FBA and Surety, and 289,552 and 804,000 assumed to be issued in the acquisition of the minority stockholders' interest in the net assets of FCB. Diluted pro forma EPS for the years ended December 30, 1998 and 1997 were calculated similar to basic EPS, except for the additional common shares that would have been outstanding had the dilutive average common stock options of 8,000 and 27,000 for the years ended December 31, 1998 and 1997, respectively, been issued.

                                   SIGNATURES


Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated: March 19, 1999


                                FIRST BANKS AMERICA, INC.



                                By:/s/ Allen H. Blake
                                ---------------------
                                      Allen H. Blake
                                      Executive Vice President and Chief
                                      Operating and Financial